                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    CHAPARRAL STEEL COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                          300 Ward Road - Midlothian, Texas 76065-9651 - (214)
    [LOGO]                                                                      775-8241

                                                                 August 29, 1995

DEAR STOCKHOLDER:

    You are cordially invited to attend the Annual Meeting of the Stockholders of Chaparral Steel Company, to be held at 9:30 A.M. Central Daylight Time, on Wednesday, October 18, 1995, at KERA-KDTN, 3000 Harry Hines Boulevard, Dallas, Texas.

    The following Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting we will also report on the operations of the Company. Our 1995 Annual Report accompanies this Proxy Statement.

    It is important that your shares be represented at the Meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card.

    If you arrive early, you are invited to have coffee and meet informally with the Directors.

                                          Sincerely,    [SIGNATURE]

                                                    GORDON E. FORWARD
                                                        PRESIDENT

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 18, 1995

    The  Annual  Meeting  of  Stockholders  of  Chaparral  Steel  Company   (the
"Company") will be held at KERA-KDTN, 3000 Harry Hines Boulevard, Dallas, Texas, on Wednesday, October 18, 1995, at
9:30 A.M. (C.D.T.) for the following purposes:

       1.  To elect seven (7) Directors.

       2. To transact such other business that may properly come before the Meeting or any adjournment thereof.

    Only Stockholders of record at the close of business on August 21, 1995, will be entitled to vote at the meeting. A list of Stockholders will be open to the examination of any Stockholder during ordinary business hours for a period of ten days prior to the meeting at the office of the Company's Secretary at 1341 W. Mockingbird Lane, Dallas, Texas.

    While you are encouraged to attend the meeting, you are requested to date, sign and return promptly the accompanying proxy in the enclosed envelope provided for that purpose.

                                          By Order of the Board of Directors,
                                                        [SIGNATURE]

                                                     ROBERT C. MOORE
                                                        SECRETARY

Dallas, Texas
August 29, 1995

                                [LOGO]
                            CHAPARRAL STEEL COMPANY
                                 300 WARD ROAD
                            MIDLOTHIAN, TEXAS 76065

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 18, 1995

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Chaparral Steel Company, a Delaware corporation (the "Company"), of proxies in the accompanying form for exercise at the Annual Meeting of Stockholders of the Company to be held on October 18, 1995, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent to Stockholders is August 29, 1995.

    The cost of soliciting proxies in the accompanying form has been, or will be, borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit proxies personally, by telephone or telegrams from some Stockholders, if proxies are not promptly received. In addition, the Company has retained Chemical Banking Corporation to assist in the solicitation of proxies at a cost of $1,500 plus reasonable out-of-pocket expenses.

                      OUTSTANDING VOTING STOCK AND QUORUM

    The outstanding voting securities of the Company as of August 21, 1995, were 29,679,900 shares of Common Stock of the Company. Each share is entitled to one vote. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock is necessary to constitute a quorum to transact business.

                                VOTING OF PROXY

    The proxy enclosed is designed to permit each Stockholder of record at the close of business on August 21, 1995, to vote at the Annual Meeting and at any adjournments thereof. Shares cannot be voted at the meeting unless the owner is present or represented by proxy. Any proxy may be revoked prior to the voting by notice in writing to the Secretary of the Company at 1341 W. Mockingbird Lane, Dallas, Texas, 75247. The shares represented by any unrevoked proxy in the accompanying form, if such proxy is properly executed and returned, will be voted in accordance with the specifications made thereon, or in the absence of such specifications, in accordance with the Board of Directors' recommendations.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of June 30, 1995, information with respect to Texas Industries, Inc. ("TXI"), the only stockholder who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company.

                                                           NUMBER OF SHARES
NAME AND ADDRESS                                             BENEFICIALLY     PERCENT OF
OF BENEFICIAL OWNER                                              OWNED          CLASS
- ---------------------------------------------------------  -----------------  ----------
Texas Industries, Inc.                                          24,000,000         80.9%
1341 W. Mockingbird Lane
Dallas, Texas 75247

                             ELECTION OF DIRECTORS

    The bylaws of the Company provide for a board of not less than three nor more than twenty-one directors with the actual number to serve at any time to be determined by resolution of the Board. The Board has fixed as seven the number of directors which will constitute the Board of Directors for the ensuing year and the proxies solicited hereby cannot be voted for a greater number. Directors hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Directors are elected by plurality vote. Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. Each nominee is presently a Director of the Company. If any nominee should not be available for election as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

                                                                                                                   SERVED
                                                                                                                     AS
                                                                     PRINCIPAL OCCUPATION                         DIRECTOR
NAME                                  AGE                          DURING PAST FIVE YEARS*                          SINCE
- ---------------------------------     ---      ----------------------------------------------------------------  -----------
Robert D. Rogers.................         59   Chairman of the Board of the Company, President and Chief               1973
                                                Executive Officer of Texas Industries, Inc.(a)(b)
Gordon E. Forward................         59   President and Chief Executive Officer of the Company(a)                 1982
Robert Alpert....................         63   Chairman of the Board of Alpert Companies (investments), Dallas,        1989
                                                Texas(a)(b)
John M. Belk.....................         75   Chairman of the Board of Belk Stores Services, Inc.(c)                  1987
Gerald R. Heffernan..............         76   President of G.R. Heffernan & Associates, Ltd., Toronto,                1973
                                                Ontario, Canada(a)
Gerhard Liener...................         63   Advisor to the Chairman of Daimler-Benz Group on International          1987
                                                Affairs since May 1995; Chief Financial Officer of Daimler-Benz
                                                AG until May 1995(b)(d)
Eugenio Clariond Reyes...........         52   Director General and Chief Executive Officer of Grupo IMSA,             1993
                                                S.A.; President, Mexico -- U.S. Chamber of Commerce; Director,
                                                Instituto Tecnologico y de Estudias Superiores de Monterrey,
                                                A.C.

- --------------------------
 * Based upon information provided by the Directors to the Company as of June 30, 1995.
(a) Messrs. Rogers, Forward, Alpert and Heffernan are members of the Board of Directors of Texas Industries, Inc.
(b) Messrs. Rogers, Alpert and Liener are members of the Board of Directors of Consolidated Freightways, Inc.
(c) Mr. Belk is a member of the Board of Directors of Lowe's Companies, Inc. and Coca-Cola Bottling Co. Consolidated.
(d) Mr. Liener is a member of the Board of Directors of Daimler-Benz North America Corporation.

                BOARD COMMITTEES, MEETINGS, ATTENDANCE AND FEES

    The Board of Directors of the Company has established Audit and Compensation Committees which perform the functions described below. The Board of Directors held four regular meetings during the fiscal year. All Directors, except for Mr. Liener, who attended two meetings, attended at least 75% of all Board meetings.

    The Audit Committee, composed during the last fiscal year of Directors Heffernan, Liener and Clariond Reyes, reviews the scope, plan and results of the annual audit with the independent auditors; approves and ratifies each professional service provided by the independent auditors; considers the independence of the auditors; and reviews and approves all non-audit fees paid to the independent auditors. The Audit Committee met two times during the year. All members, except for Mr. Clariond Reyes, who attended one meeting, attended both meetings.

    The Company's Compensation Committee, composed during the last fiscal year of Directors Rogers, Alpert and Belk, recommends and approves the salaries of the top management of the Company and all awards to employees of the Company under the Company's compensation plans. Its actions are subject to the review and approval of the Board of Directors. The Compensation Committee met three times during the year. All members attended all of the meetings.

    The Board of Directors, acting in lieu of a Nominating Committee, will consider nominees for directors recommended by Stockholders. Communications to the Board may be addressed in care of the Company's Secretary at the Company's Executive Offices.

OTHER TRANSACTIONS

    No reportable transaction occurred between the Company and any Director, nominee for director, officer or any affiliate of, or a person related to, any of the foregoing since the beginning of the Company's last fiscal year (June 1, 1994).

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company currently receive $15,000 per year plus $1,000 for each day that a Board and/or a Committee Meeting is attended. Under a deferred compensation arrangement, such amount may be deferred in whole or in part at the election of the Director. Compensation so deferred is denominated in shares of the Company's Common Stock determined by reference to the average market price during the thirty (30) trading days prior to the date of the arrangement. Dividends are credited to the account in the form of common stock at a value equal to the fair market value of the stock on the date of payment of such dividend. The Company also reimburses Directors for travel, lodging and related expenses they may incur in attending Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised exclusively of Directors who are not officers or employees of the Company. Mr. Robert D. Rogers is the President and Chief Executive Officer of TXI, the parent of the Company. The President of the Company serves as a Director and on the Compensation Committee of TXI. No other executive officer of the Company serves or has served on the Compensation Committee or as a director of another company, one of whose executive officers serves as a member of the Compensation Committee or as a Director of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of June 30, 1995, the approximate number of shares of Common Stock of the Company and common stock of TXI beneficially owned by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and Executive Officers of the Company as a group.

                                                                     COMPANY                           TXI
                                                                  COMMON SHARES                   COMMON SHARES
                                                          ------------------------------  ------------------------------
                                                             BENEFICIALLY                    BENEFICIALLY
                                                                OWNED**          % (1)          OWNED**          % (2)
                                                          -------------------  ---------  -------------------  ---------
Robert Alpert...........................................          1,000            *              5,555(4)         *
John M. Belk(5).........................................          1,000            *              2,000(4)         *
Eugenio Clariond Reyes..................................           None            *               None            *
Gordon E. Forward.......................................        101,100(3)         *             57,974(4)         *
David A. Fournie........................................         38,000(3)         *                610            *
Gerald R. Heffernan(6)(7)...............................           None            *            122,000(4)       1.1%
Gerhard Liener..........................................           None            *              2,000(4)         *
Robert D. Rogers(8).....................................        114,800(3)         *            169,320(4)       1.5%
Libor F. Rostik.........................................         40,000(3)         *                 14            *
Jeffry A. Werner........................................         41,570(3)         *                 33            *
Peter H. Wright.........................................         35,600(3)         *               None            *
All Directors and Executive Officers as a Group (16
 Persons)...............................................        526,108(3)       1.7%           427,886(4)       3.9%

- ------------------------
 * Represents less than one percent (1%) of the total number of shares outstanding.
** Except as indicated in the notes below, each person has the sole voting and investment authority with respect to the shares set forth in the above table.
(1) Based on the sum of (i) 29,679,900 shares of Common Stock, which on June 30, 1995, was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.
(2) Based on the sum of (i) 11,012,692 shares of common stock, which on June 30, 1995, was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.
(3) Includes, with respect to such person(s), shares of Common Stock subject to options exercisable within 60 days of June 30, 1995, as follows: Gordon E. Forward, 86,000 shares; David A. Fournie, 32,500 shares; Robert D. Rogers, 74,000 shares; Libor F. Rostik, 35,000 shares; Jeffry A. Werner, 40,000 shares; Peter H. Wright, 32,000 shares; and all Directors and Executive Officers as a Group, 446,500 shares.
(4) Includes, with respect to such person(s), shares of common stock subject to options exercisable within 60 days of June 30, 1995, as follows: Robert Alpert, 3,000 shares; John M. Belk, 2,000 shares; Gordon E. Forward, 10,490 shares; Gerald R. Heffernan, 2,000 shares; Gerhard Liener, 2,000 shares; Robert D. Rogers, 40,000 shares; and all Directors and Executive Officers as a Group, 90,690 shares.
(5) Mr. Belk has sole voting power over 7,000 shares of Common Stock as trustee under the John M. Belk Grantor Trust.
(6) The wife of Mr. Heffernan owns 971 shares of TXI common stock as to which he disclaims beneficial ownership.
(7) Mr. Heffernan also owns 2,500 shares of $5 Preferred Stock of TXI, approximately 41.8% of the class outstanding.
(8) The wife of Mr. Rogers owns 4,000 shares of Common Stock, as to which he disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

    There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended May 31, 1995, of those persons who were, at May 31, 1995, (i) the Chief Executive Officer, and (ii) the other four highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                            ------------------------------
                                                    ANNUAL COMPENSATION                          PAYOUTS
                                                                                 AWARDS        -----------
                                                  ------------------------  -----------------     LTIP          ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR      SALARY($)    BONUS($)    STOCK OPTIONS(#)   PAYOUTS($)    COMPENSATION($)
- -------------------------------------  ---------  -----------  -----------  -----------------  -----------  -----------------
Gordon E. Forward ...................       1995     300,000       43,628          60,000           7,580           3,945(1)
  President and                             1994     300,000       30,060          --               4,262           3,442
  Chief Executive Officer                   1993     300,000       --              --              --              24,017
Jeffry A. Werner ....................       1995     176,875       25,723          19,000           6,037           2,609(1)
  Senior Vice President                     1994     155,000       15,531          --               3,394           1,860
  Commercial                                1993     155,000       --              --             162,589           8,762
David A. Fournie ....................       1995     175,000       25,450          19,000           2,659           2,376(1)
  Vice President                            1994     140,000       14,028          --               1,495           1,496
  Operations                                1993     140,000       --              --              48,463           1,794
Libor F. Rostik .....................       1995     156,250       22,723          19,000             746           2,261(1)
  Senior Vice President                     1994     130,000       13,026          --              12,838           8,092
  Engineering                               1993     130,000       --              --              --               1,909
Peter H. Wright .....................       1995     151,250       21,996          19,000           2,602           2,259(1)
  Vice President                            1994     125,000       12,525          --               1,463           1,506
  Quality Engineering and SBQ Sales         1993     125,000       --              --              70,045           6,997

- ------------------------------
(1) Includes (i) vested and non-vested portions of employer contributions and allocations to Retirement Savings Plan account, (ii) Company matching portion of Stock Purchase Plan purchases, and (iii) payment of imputed dividends on deferred profit sharing, respectively, for the named executive officers as follows: Gordon E. Forward, $3,503, $48 and $394; Jeffry A. Werner, $2,299, $48 and $262; David A. Fournie, $2,280, $96 and none; Libor
     F. Rostik, $2,071, $48 and $142; and Peter H. Wright, $2,003, $48 and $208.

    None of the Company's executive officers are employed under contract. They participate on the same basis as other employees in the Company's broad-based employee benefits program which includes a retirement savings plan, group medical coverage and life insurance. The Company's executive officers (except the President) are also covered by a financial security plan that includes disability benefits under certain circumstances and death benefits payable to beneficiaries for a period of ten years or until the executive will have reached the age of 65, whichever last occurs. An executive officer who retires at or after attaining age 60 will be entitled to a supplemental retirement benefit. In the event of termination of employment under certain circumstances following a change of control (as defined in the plan), the executive officer will be deemed to be fully vested in any supplemental retirement benefit, without reduction, provided by the plan. The President of the Company is covered by a separate financial security plan which is substantially similar to the executive officers' financial security plan.

1995 STOCK OPTION GRANTS

    The following table sets forth certain information concerning options granted during the fiscal year ended May 31, 1995 to each executive officer named in the Summary Compensation Table under the Company's stock option plans.

                                                                                              POTENTIAL REALIZABLE VALUE OF
                                                % OF TOTAL                                    ASSUMED ANNUAL RATES OF STOCK
                                                  OPTIONS    EXERCISE OR                      PRICE APPRECIATION FOR OPTION
                                     NO. OF     GRANTED TO   BASE PRICE                                TERM($)(2)
                                     OPTIONS     EMPLOYEES       PER                        ---------------------------------
              NAME                 GRANTED(1)     IN 1995     SHARES($)   EXPIRATION DATE       0%          5%         10%
- ---------------------------------  -----------  -----------  -----------  ----------------      ---      ---------  ---------
Gordon E. Forward................      60,000        17.4%        8.375   January 18, 2005         -0-     315,300    799,500
Jeffry A. Werner.................      19,000         5.5%        8.375   January 18, 2005         -0-      99,845    253,175
David A. Fournie.................      19,000         5.5%        8.375   January 18, 2005         -0-      99,845    253,175
Libor F. Rostik..................      19,000         5.5%        8.375   January 18, 2005         -0-      99,845    253,175
Peter H. Wright..................      19,000         5.5%        8.375   January 18, 2005         -0-      99,845    253,175

- ------------------------------
(1) Options become exercisable in annual installments beginning two years from the date of grant.

(2) The dollar amounts under these columns are the result of calculation at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of the Company stock. The Company did not use an alternative formula for a grant date value as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND YEAR-END VALUES

    The following table provides information concerning each option exercised during the 1995 fiscal year ended May 31, 1995 by each of the named executive officers and the value of unexercised options held by such executive officer at May 31, 1995.

                                                                            NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED
                                              NUMBER OF                    OPTIONS AT FISCAL YEAR   IN-THE-MONEY OPTIONS AT
                                               SHARES                                END            FISCAL YEAR END ($)(1)
                                              ACQUIRED         VALUE       -----------------------  -----------------------
NAME                                         ON EXERCISE    REALIZED($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- -------------------------------------------  -----------  ---------------  -----------------------  -----------------------
Gordon E. Forward..........................      -0-            --              86,000/84,000             -0-/67,500
Jeffry A. Werner...........................      -0-            --              40,000/29,000             -0-/21,375
David A. Fournie...........................      -0-            --              32,500/29,000            4,650/21,375
Libor F. Rostik............................      -0-            --              35,000/29,000             -0-/21,375
Peter H. Wright............................      -0-            --              32,000/27,000             -0-/21,375

- ------------------------------
(1) Computed based upon the difference between aggregate fair market value and aggregate purchase price.

PERFORMANCE GRAPH

    The following chart compares the Company's cumulative total stockholder return for the five-year period ended May 31, 1995, with the cumulative total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Standard & Poor's Steel Index (the "S&P Steel Group"). These comparisons assume the investment of $100 on May 31, 1990 and the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           CHAPARRAL STEEL   S&P STEEL GROUP    S&P 500
1990                100.00             100.00     100.00
1991                105.26              91.26     111.79
1992                121.77             104.61     122.81
1993                106.74             157.38     137.06
1994                 99.34             178.10     142.90
1995                107.32             150.05     171.75

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed of three non-employee Directors. It is the goal of the Committee to insure that policies and processes exist so that all of the Company's employees will be fairly and competitively compensated. The Committee evaluates the performance of the senior executive group against predetermined goals with the guidance of the President and evaluates the performance of the President. The Committee also evaluates human resource development, and succession planning within the Company.

    GENERAL. The role of the Company's compensation program is to aid the Company in the attraction and retention of the most productive employees in the marketplace. The compensation program's guidelines are such that if individuals are performing in the top ten percent of effectiveness compared to others that might be available in the marketplace to fill similar positions, their total compensation should be in the upper twenty-five percent of those with whom the Company competes for equivalent talent. The makeup of an executive's total compensation should provide adequate direct compensation, high incentive compensation and modest indirect or fringe compensation. A significant portion of the executive officer's compensation is linked to the financial performance of the Company.

    While the criteria for the compensation program for executive officers are subjective in nature, to insure that the compensation program is competitive, the Committee takes into account factors relevant to the specific compensation component being considered, such as comparisons to industry and geographic salary surveys.

    COMPENSATION ELEMENTS. The executive officers' total compensation objectives, which are established over a five year span of time, consist of three basic elements -- salaries, annual incentives and long-term incentives. Annual and long-term incentives are a significant portion of the total compensation and are strongly linked to financial performance and thereby align the interests of the Company's executives and its stockholders to build long-term value and improve the return to the Company's stockholders.

    SALARIES. Approximately 45% of the total compensation objective of an executive officer, other than the Chief Executive Officer, is composed of salary. Salaries are reviewed periodically and compared to industry and geographic salary surveys to assure that the salary levels remain competitive. The impact that the executive has on the Company, the skills and experience required by the position and the performance of the executive are also considerations in determining salary level. During the last fiscal year, the Compensation Committee reviewed and recommended salary increases for the Senior Vice President -- Commercial, Vice President -- Operations, Senior Vice President -- Engineering and Vice President -- Quality Engineering and SBQ Sales.

    ANNUAL INCENTIVES. Approximately 10% of the total compensation objective of an executive officer is based on an annual incentive. The Board of Directors annually considers employee profit sharing to provide additional incentives to all employees, including the Company's executive officers. This short-term incentive is totally dependent on measured financial performance of the Company. An executive officer's profit share is not limited as a percentage of salary; however, any portion over 20% is deferred into a phantom stock plan with increments of phantom stock units being redeemed at five year intervals at a price equal to the fair market value of the Company's Common Stock. Dividends equivalent to the dividend declared and paid on the Company's Common Stock are paid each year on each phantom stock unit. For the 1995 fiscal year, the Directors approved a profit sharing distribution of 8% of the Company's pre-tax income. A like profit sharing distribution has been approved for the 1996 fiscal year.

    LONG-TERM STOCK INCENTIVES. Approximately 45% of the executive officer's total compensation objective consists of long-term incentives, which is provided primarily through the Company's stock option plan and a performance share plan. When granted, options under the stock option plan have exercise prices of not less than 100% of the then fair market value of the Company's Common Stock and become exercisable 40% after two years, 60% after three years, 80% after four years and 100% five years after grant, and all expire not more than ten years after grant. The value of the option ultimately realized will depend on the continued success of the Company; thus, the option not only provides the executive an incentive for years after it has been awarded but ties this incentive directly into increasing stockholder value. Long-term stock options also strengthen the ability of the Company to attract, motivate and retain executives of superior capability required to achieve the Company's business objectives in an intensely competitive environment. An executive is targeted to have between one and five times annual salary in accumulated options as priced at the time of the grant. Under these guidelines, each of the named executives were awarded stock options during fiscal year 1995.

    The Company has maintained since 1976 a performance share plan under which performance shares have been granted from time to time by the Board of Directors acting in its discretion and upon recommendation of the Compensation Committee. The value of a performance share is based upon the Company's annual financial results averaged over the preceding five years and a cash dividend is paid on a performance share at the end of each fiscal year equal to 10% of the Company's earnings per share for such fiscal year, based on an assumed 4.5 million performance shares. Performance shares are 40% vested after three years, 60% vested after four years and 100% vested after 5 years. At five year intervals, the plan requires, subject to several restrictions and conditions, that a percentage of the vested portion be redeemed based on the age of the executive such that 100% of vested shares are redeemed by the time the executive reaches 65 years of age. No performance shares have been granted under the plan since 1986 and it is not contemplated that there will be future grants under the plan.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The Chief Executive Officer's salary is established in the same manner as other executive officers and he participates on the same basis as such executive officers in the Company's incentive programs. However, approximately 50% of the Chief Executive Officer's total compensation objective is based on incentives linked to the financial performance of the Company.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code generally limits the corporate deduction to $1 million for compensation paid to a person who on the last day of fiscal years beginning on or after January 1, 1994 is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer, except for qualified performance-based compensation. At this time, it is not anticipated that any Company executive will receive any compensation in fiscal year 1996 in excess of the limit. Therefore, during fiscal year 1995, the Company did not take action to comply with such limit. The Company generally intends to structure the compensation with its executives to achieve maximum deductibility under Section 162(m) with minimum sacrifices in flexibility and corporate objectives.

                                          JOHN M. BELK, Chairman
                                          ROBERT D. ROGERS, ROBERT ALPERT

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP were the Company's independent auditors for the last fiscal year and will continue to be for the current year. A representative of Ernst & Young LLP will attend the Stockholders' Meeting; and although he does not intend to make a statement to the Stockholders, he will be available to respond to any relevant questions of the Stockholders.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report for the fiscal year ended May 31, 1995, is being mailed to each Stockholder of record along with the proxy materials, but is not to be considered a part of the proxy soliciting material.

                           1996 STOCKHOLDER PROPOSALS

    Proposals of Stockholders intended to be presented at the next Annual Meeting of Stockholders presently scheduled for October 16, 1996, must be received by the Secretary of the Company not later than May 1, 1996, to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    At the date of this Proxy Statement, the Board of Directors was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Meeting. If any other matters should come before the Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                          By Order of the Board of Directors,
                                                        [SIGNATURE]

                                                     ROBERT C. MOORE
                                                        SECRETARY

                FOR SHARES OF COMMON STOCK

                 CHAPARRAL STEEL COMPANY

 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OCTOBER 18, 1995

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert D. Rogers,
John M. Belk and Gordon E. Forward, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of stockholders of Chaparral
Steel Company to be held on Wednesday, October 18, 1995 at 9:30 A.M. at KERA-KDTN, 3000 Harry Hines Blvd.,
Dallas, Texas.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

- -------------------------------------------------------------
                  -FOLD AND DETACH HERE-

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2


Item 1 - Election of Directors (see reverse).  Robert Alpert, John M. Belk, Gordon E. Forward,
                                               Gerald R. Heffernan, Gerhard Liener,
                                               Eugenio Clariond Reyes and Robert D. Rogers
                          WITHHOLD
 FOR all nominees         AUTHORITY            (Instruction: To withhold authority to vote for
    (except as     to vote for all nominees    an individual nominee write that nominee's name
 specified hereon)     listed at right         on the space provided below.)

       / /                   / /               _______________________________________________


Item 2 - To transact such other business that may properly come before the meeting.

                                               THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                               VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                               UNDERSIGNED. IN THE ABSENCE OF SUCH
                                               INSTRUCTIONS THIS PROXY WILL BE VOTED FOR
                                               THE NOMINEES LISTED IN ITEM 1 AND FOR THE
                                               PROPOSAL IN ITEMS 2.

                                               (Sign exactly as name(s) appear hereon. If
                                               shares are held jointly each holder should
                                               sign. If signing for estate, trust or
                                               corporation, title or capacity should be
                                               stated.)

                                               Please date, sign and return this Proxy in
                                               the enclosed business envelope.
________________________________________________
| "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA  | Dated:_______________________________, 1995
|  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"| ___________________________________________
|______________________________________________| ___________________________________________

- -------------------------------------------------------------
                  -FOLD AND DETACH HERE-